UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2009

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On September 29, 2009, Great Lakes Dredge & Dock Corporation (“Company”), Great Lakes Dredge & Dock Company, LLC, a subsidiary guarantor of the Company, and Wells Fargo HSBC Trade Bank, N.A., entered into the Second Amendment to International Letter Agreement (“Amendment No. 2”), amending the International Letter of Credit Agreement among the same parties, dated as of September 29, 2006, as amended, pursuant to which Wells Fargo provides an international letter of credit facility (“LC Facility”) to the Company.  The LC Facility is used by the Company for performance and advance payment guarantees on its foreign contracts.  Amendment No. 2 extends the maturity date of the Credit Agreement to June 12, 2012 and also amends related definitions and certain other provisions of the LC Facility to be consistent with the extension of the maturity date.  A copy of Amendment No. 2 is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Exhibit

10.1

Second Amendment to International Letter of Credit Agreement dated September 29, 2009, by and among Great Lakes Dredge & Dock Corporation, Great Lakes Dredge & Dock Company, LLC and Wells Fargo HSBC Trade Bank, NA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
(registrant)

/s/ Deborah A. Wensel
Date: October 5, 2009	Deborah A. Wensel
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1

Second Amendment to International Letter of Credit Agreement dated September 29, 2009, by and among Great Lakes Dredge & Dock Corporation, Great Lakes Dredge & Dock Company, LLC and Wells Fargo HSBC Trade Bank, NA.